MASTER AMENDMENT AGREEMENT


     This Master Amendment Agreement (the "Amendment Agreement") is entered as of February __, 2004 (the "Effective Date"), by and among eMagin Corporation, a Delaware corporation ("eMagin"), Virtual Vision, Inc., a Delaware corporation and the wholly owned subsidiary of eMagin ("eMagin Sub", and together with eMagin, the "Company"), Stillwater LLC ("Stillwater"), Mr. Jack Rivkin ("JR"), Ginola Limited ("Ginola" together with Stillwater and JR, individually an "Original Secured Party" and collectively, the "Original Secured Parties") and the purchasers of the April 2003 Notes (as defined below) listed on Schedule 1 attached hereto (unless identified specifically by name, individually an "April Secured Party", and collectively, the "April Secured Parties").


                              W I T N E S S E T H :


          WHEREAS, eMagin entered into a Secured Note Purchase Agreement dated November 27, 2001, as amended by the Omnibus Amendment, Waiver and Consent Agreement dated January 14, 2002 (the "Original Secured Purchase Agreement") pursuant to which five Secured Convertible Promissory Notes were issued in the aggregate principal amount of $1,625,000 and are currently held by the Original Secured Parties (collectively, the "Original Secured Notes");

          WHEREAS, eMagin, eMagin Sub entered into a Secured Note Purchase Agreement dated June 20, 2002 (the "Bridge Financing Purchase Agreement") pursuant to which a Secured Promissory Note was issued in the principal amount of $200,000 and is currently held by Stillwater (the "Bridge Note");

          WHEREAS, eMagin, eMagin Sub, the Original Secured Parties, and the April Secured Parties are each a party to the Global Restructuring and Secured Note Purchase Agreement entered into as of April 25, 2003 (the "April 2003 Purchase Agreement") pursuant to which the Original Secured Notes and Bridge Note were amended and restated (the "Amended and Restated Notes") and $6,000,000 of new secured promissory notes were issued to the April Secured Parties (the "April 2003 Notes");

          WHEREAS, the Original Secured Parties and the April Secured Parties (unless identified specifically by name, individually an "Investor", and collectively, the "Investors") have agreed to convert the Amended and Restated Notes and April 2003 Notes (Amended and Restated Notes and April 2003 Notes are collectively referred to as the "Notes") in the amount of eMagin's common stock, par value $.001 per share ("Common Stock"), that is set forth on Schedule 2 attached hereto (the "Conversion Shares");
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          WHEREAS,  the  Investors  have  agreed that upon such  conversion  and issuance of the Conversion Shares, the Company will be free of any and all covenants and obligations arising under or related to the Notes and related agreements, and that any and all rights associated with the Notes shall terminate, except for the rights, covenants and obligations set forth in the Registration Rights Agreement between the Investors dated April 24, 2003 (the
"April   Registration  Rights  Agreement"),   this  Amendment   Agreement,   the
Registration Rights Agreement (defined below) and any warrants issued to the Investors;

          WHEREAS, in order to induce the Investors to enter into this Amendment Agreement, the Company has agreed to issue an aggregate of 2,500,000 Common Stock purchase warrants ("Warrants"), as further described below,


          NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

       1. Conversion of the Notes. By executing this Amendment Agreement the Investors hereby agree, acknowledge and consent that each of their respective Notes will be converted into shares of Common Stock of eMagin at their respective conversion prices in the amount set forth on Schedule 2 (the
Conversion Shares). In addition, the Investors release and discharge the Company, its officers, directors, principals, control persons, past and present employees, insurers, successors, and assigns ("Parties") from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law or equity, which against the Parties ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, whether or not known or unknown, from the beginning of the world to the day of the Effective Date of this Amendment Agreement arising under or related to the Notes. This Amendment Agreement shall in no way discharge the Company's covenants and obligations or limit each Investor's ability to exercise its rights under this Amendment Agreement, the April Registration Rights Agreement, the Registration Rights Agreement or any warrants issued to the Investors.

       2. Issuance of the Warrants. In consideration of the foregoing, eMagin will issue an aggregate of 2,500,000 common stock purchase warrants to the Investors to be distributed on a pro-rata basis as set forth in Schedule 3 attached hereto (the "Warrants"). The Warrants shall have an exercise price equal to $__ per share of Common Stock, which is 105% of the closing price of eMagin's Common Stock on the day immediately preceding the Effective Date of this Amendment Agreement. 1,500,000 of the Warrants will expire on the later of
(i) six months from the effective date of the Registration Statement (as defined below in Section 3); and (ii) December 31, 2004 and 1,000,000 of the Warrants shall expire thirty six months after the effective date of the Registration Statement, subject to adjustment as set forth in each warrant agreement. The Warrants shall be substantially in the form attached to this Amendment Agreement as Exhibit __.

       3. Registration Rights. Contemporaneously with the execution and delivery of this Amendment Agreement, the parties hereto agree to execute and deliver a Registration Rights Agreement, in the form attached to this Amendment Agreement as Exhibit __ (the "Registration Rights Agreement"), pursuant to which eMagin has agreed to file with the Securities and Exchange Commission ("SEC") a registration statement, not later than sixty (60) days after the effective date of eMagin's registration statement filed with the SEC on February 6, 2004, in order to register the shares of Common Stock underlying the Warrants ("Registration Statement").

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
       4. Representations. In connection with the receipt of the Warrants, each Investor severally, but not jointly, hereby represents and warrants: (a) No Registration. Each Investor understand that the Warrants have not been and will not be (except as contemplated by the Registration Rights Agreement), registered under the Securities Act of 1933, as amended (the "Securities Act") and shall be issued by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of each Investor's representations as expressed herein or otherwise made pursuant hereto.

               (b) Investment Intent. Each Investor is acquiring the Warrants for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and that each Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Each Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Warrants.

               (c) Investment Experience. Each Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledge that they can protect its own interests. Each Investor has such knowledge and experience in financial and business matters so that such Investor is capable of evaluating the merits and risks of its investment in the Company. (d) Speculative Nature of Investment. Each Investor understands and acknowledges that the Company has limited financing and working capital and that an investment in the Company is highly speculative and involves substantial risks. Each Investor can bear the economic risk of acquiring and holding the Warrants and is able, without impairing its financial condition, to hold the Warrants for an indefinite period of time and to suffer a complete loss on such Warrants. (e) Accredited Investor. Each Investor is an "accredited investor" within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. (f) Residency. The residency of each Investor (or, in the case of a partnership or corporation, such entity's principal place of business) is correctly set forth on the signature page hereto.

               (g) Legends. Each Investor understands and agrees that the certificates evidencing the Warrants, or any other securities issued in respect of the Warrants upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear the following legend (in addition to any legend required under applicable state securities laws):

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
         "THE WARRANTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

               (h) AMEX. Each Investor understands that this transaction is conditional upon approval from the American Stock Exchange.

       5. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors, as of the date of this Agreement, as set forth below, which disclosures are supplemented by, and subject to the Company's filings under the Securities Exchange Act of 1934 and Securities Act of 1933.

               (a) Organization and Qualification. Each of eMagin and eMagin Sub is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither eMagin nor eMagin Sub is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of eMagin and eMagin Sub is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate: (i) adversely affect the legality, validity or enforceability of any Transaction Document (as defined below in Section 7(b), (ii) have or result in or be reasonably likely to have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of eMagin and eMagin Sub, taken as a whole, or (iii) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (i), (ii) or (iii), a "Material Adverse Effect").


               (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder or thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company other than Required Approvals. Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in

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
accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and general principles of equity. Neither eMagin nor eMagin Sub is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.

               (c) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of eMagin or eMagin Sub's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) subject to obtaining the Required Approvals, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result, in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or result in a Material Adverse Effect.

               (d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing with (i) the SEC of the Registration Statement, (ii) the filing of Form D with the SEC and such filings as are required to be made under applicable state securities laws.

               (e) Issuance of the Securities. The Common Stock and Warrants are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Amendment Agreement and the Warrants.

               (f) Capitalization. The capitalization of the Company is as described in the Company's most recent report filed with the SEC. The Company has not issued any capital stock since such filing other than pursuant to the exercise of employee stock options under the Company's stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company's employee stock purchase plan and pursuant to the conversion or exercise of outstanding Common Stock equivalents. The issuance of the Warrants will not obligate the Company to issue shares of Common Stock or other securities to any person (other than the Investors) and will not result in a right of any holder

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
of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

               (g) SEC Reports; Financial Statements. The Company has filed all reports which it is required to file under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

               (h) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports: (i) there has been no event, occurrence or development that has had or that could result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or changed (or replaced) its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option or similar plans.

               (i) Litigation. Except as described in the Company's SEC reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which:
(i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any

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Subsidiary,  nor any director or officer thereof,  is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. The Company does not
have  pending  before  the  SEC  any  request  for  confidential   treatment  of
information. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

               (j) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

               (k) Compliance. Neither eMagin nor eMagin Sub: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, except in each case as could not, individually or in the aggregate, have or result in a Material Adverse Effect.

               (l) Regulatory  Permits.  The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect ("Material Permits"), and neither eMagin nor eMagin Sub has received any notice of proceedings relating to the revocation or modification of any Material Permit.

               (m) Title to Assets. The Company has good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and good and marketable title in all personal property owned by it that is material to the business of the Company, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company are held by them under valid, subsisting and enforceable leases of which the Company is in compliance, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

               (n) Patents and Trademarks. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary or material for use in connection with its business as described in the SEC Reports and which the failure to so have could have a Material Adverse

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Effect (collectively,  the "Intellectual  Property Rights"). The Company has not
received a written notice that the Intellectual Property Rights used by the Company violates or infringes upon the rights of any person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another person of any of the Intellectual Property Rights.

               (o) Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged. To the best of Company's knowledge, such insurance contracts and policies are accurate and complete. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

               (p) Transactions With Affiliates and Employees. Except as required to be set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

               (q) Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosures controls and procedures to ensure that material information relating to the Company, including its subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's most recently filed period report under the Exchange Act, as the case may be, is being prepared. The

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
Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the date prior to the filing date of the most recently filed period report under the Exchange Act (such date, the "Evaluation Date"). The Company presented in its most recently filed period report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, the Company's knowledge, in other factors that could significantly affect the Company's internal controls.

               (r) Certain Fees. No brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Amendment Agreement, and the Company has not taken any action that would cause any Investor to be liable for any such fees or commissions. The Company agrees that the Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of any person for fees of the type contemplated by this Section with the transactions contemplated by this Amendment Agreement.

                   (s) Private Placement. Assuming the accuracy of the Investors representations and warranties set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors as contemplated hereby in accordance with the terms of the Transaction Documents. The issuance and sale of the Warrants hereunder does not contravene the rules and regulations of the American Stock Exchange.

               (t) Registration Rights. No person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company that have not been satisfied.

               (u) Listing and Maintenance Requirements. The Company has not, in the 12 months preceding the date hereof, received notice from the American Stock Exchange to the effect that the Company is not in compliance with the listing or maintenance requirements of the American Stock Exchange. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

               (v) Tax Status. The Company has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, statue or local tax. None of the Company's tax returns is presently being audited by any taxing authority.

               (w) Disclosure. The Company confirms that, neither the Company nor any other person acting on its behalf has provided any of the Investors or their agents or counsel with any information that constitutes or might constitute material, non-public information. The Company understands and confirms that the Investors will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Investors regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Amendment Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4 hereof.

               (x) No Integrated Offering. Assuming the accuracy of the Investors' representations and warranties set forth in Section 4, neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

               (y) Solvency. Based on the financial condition of the Company as of the Effective Date after giving effect to the transactions hereunder, (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

               (z) Acknowledgment Regarding Investors' Purchase of Securities. The Company acknowledges and agrees that the Investors are acting solely in the capacity of arm's length Investors with respect to this Amendment Agreement and the transactions contemplated hereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Amendment Agreement. The Company further represents to each Investor that the Company's decision to enter into this Amendment Agreement has been based solely on the independent evaluation of the Company and its representatives.

               (aa) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers.

          6. Participation in Future Financing. From the Effective Date until 12 months after the Effective Date, the Company shall not effect a financing of its Common Stock or Common Stock Equivalents (a "Subsequent Financing") unless (i) the Company delivers to each Investor a written notice at least 5 business days prior to the closing of such Subsequent Financing (the "Subsequent Financing Notice") of its intention to effect such Subsequent Financing, which Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the person with whom such Subsequent Financing is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto and
(ii) such Purchaser shall not have notified the Company by 6:30 p.m. (New York City time) on the fifth (5th) business day after its receipt of the Subsequent Financing Notice of its willingness to provide (or to cause its designee to provide), subject to completion of mutually acceptable documentation, all or part of such financing to the Company on the same terms set forth in the Subsequent Financing Notice. If one or more Purchasers shall fail to so notify the Company of their willingness to participate in the Subsequent Financing, the Company may effect the remaining portion of such Subsequent Financing on the terms and to the persons set forth in the Subsequent Financing Notice; provided that the Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of first refusal set forth above in this Section 6, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 60 business days after the date of the initial Subsequent Financing Notice with the person identified in the Subsequent Financing Notice. In the event the Company receives responses to Subsequent Financing Notices from Purchasers seeking to purchase more than the financing sought by the Company in the Subsequent Financing such Purchasers shall have the right to purchase their Pro Rata Portion (as defined below) of the Common Stock or Common Stock Equivalents to be issued in such Subsequent Financing. "Pro Rata Portion" is the ratio of (x) such Investor's Common Stock and Common Stock Equivalent and (y) the aggregate sum of all of the Company's outstanding Common Stock on a fully diluted basis (provided, that such fully diluted share number shall only include Common Stock Equivalent shares that at the time of such determination are then "in-the-money"). Notwithstanding the foregoing, this Section 6 shall not apply in respect of the issuance of (a) shares of Common Stock or options to employees, key consultants, advisors, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any convertible securities, options or warrants issued and outstanding on the date of this Amendment Agreement, provided that such securities have not been amended since the date of this Amendment Agreement, (c) securities in connection with acquisitions or strategic investments (including, without limitation, any licensing or distribution arrangements), the primary purpose of which is not to raise capital, (d) securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, where the principal consideration for such transaction is not the issuance of such securities. For the purposes of this Amendment Agreement, "Common Stock Equivalents" means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

          Notwithstanding the foregoing, the Participation Rights granted to the Investors hereby are, in all respects, subordinate to the participation rights granted to the investors in the Company's January 2004 financing. Accordingly, the Participation Rights granted hereby shall only be honored by the Company, if, and to the extent, that the investors in the January 2004 financing do not exercise their participation rights.

          7. Miscellaneous

               (a) Pro Rata Basis. For the purposes of this Amendment Agreement, "Pro Rata Basis" shall be defined to mean the percentage equal to dividing the total outstanding principal and accrued but unpaid interest under the Notes to which a holder is a party, by the aggregate outstanding principal and accrued but unpaid interest under all of Notes.

               (b) Transaction Documents. For the purposes of this Amendment Agreement, "Transaction Documents" shall include this Amendment Agreement, the Registration Rights Agreement and any Warrant issued pursuant to this Amendment Agreement.

               (c) Reservation of Common Stock. As of the Effective Date, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Amendment Agreement and Warrant Shares pursuant to any exercise of the Warrants.

               (d) Listing of Common Stock. The Company hereby agrees to use commercially reasonably efforts to maintain the listing of the Common Stock on the American Stock Exchange. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a nationally recognized trading market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the American Stock Exchange or such other nationally recognized trading market.

               (e) Governing Law. This Amendment Agreement shall be governed in all respects by the internal laws of the State of New York as applied to agreements entered into among New York residents to be performed entirely within New York, without regard to principles of conflicts of law.

               (f) Expenses. The Company and the Investors shall each pay their own expenses in connection with the transactions contemplated by this Amendment Agreement.

               (g) Successors and Assigns. This Amendment Agreement, and any and
all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Company. Each Investor under this Amendment Agreement may assign any of its rights under this Amendment Agreement to any permitted assignee of the Warrants. Subject to the foregoing and except as otherwise provided herein, the provisions of this Amendment Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

               (i) Counterparts. This Amendment Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.



                                    * * * * *

               [SIGNATURE PAGE TO THE MASTER AMENDMENT AGREEMENT]



         IN WITNESS WHEREOF, the undersigned have executed this Master Amendment Agreement as of the Effective Date.


                                 eMAGIN CORPORATION


                                 By /s/ Gary Jones
                                   ---------------------------------------------
                                   Name:Gary Jones
                                   Title:CEO




                                 VIRTUAL VISION, INC.


                                 By /s/  K.C. Park
                                   ---------------------------------------------
                                    Name:K.C. Park
                                    Title: President




                                 ORIGINAL SECURED PARTIES:


                                 STILLWATER LLC


                                /s/ Mortimer D.A. Sackler
                                 ----------------------------------------------
                                    Mortimer D.A. Sackler
                                    President

                                 Address:  15 East 62nd Street
                                                  New York, NY  10021

                                 with a copy to:

                                 Chadbourne & Parke LLP
                                 30 Rockefeller Plaza
                                 New York, New York 10112
                                 Attention:  Stuart D. Baker, Esq.
                                 Telecopy:  (212) 541-5369

                                 GINOLA LIMITED



                                 By:/s/J.G. White
                                 -----------------------------------------------
                                 Name:J.G. White
                                 Title:Director



                                 /s/Jack Rivkin
                                 -----------------------------------------------
                                    Jack Rivkin

                                 Address:








                                 NEW INVESTORS:


                                 STILLWATER LLC

                                 /s/ Mortimer D.A. Sackler
                                 ----------------------------------------------
                                 Mortimer D.A. Sackler
                                 President

                                 Address:  15 East 62nd Street
                                           New York, NY  10021

                                 with a copy to:

                                 Chadbourne & Parke LLP
                                 30 Rockefeller Plaza
                                 New York, New York 10112
                                 Attention:  Stuart D. Baker, Esq.
                                 ---------
                                 Telecopy:  (212) 541-5369
                                 --------

                                 GINOLA LIMITED



                                 By: /s/ J.G. White
                                 -----------------------------------------------
                                 Name:   J.G. White
                                 Title:  Director




                                 /s/ Jack Rivkin
                                 -----------------------------------------------
                                 JACK RIVKIN

                                 Address:

                                 EMERALD ADVANTAGE FUND LP



                                 By: /s/Joseph E. Besecker
                                 -----------------------------------------------
                                 Name:  Joseph E. Besecker
                                 Title: Managing Member

                                 Address:

                                 500 North Gulph Road
                                 Suite 101
                                 King of Prussia, Pa. 19406







                                 EMERALD ADVANTAGE OFFSHORE FUND LTD



                                 By: /s/Joseph E. Besecker
                                 -----------------------------------------------
                                 Name:  Joseph E. Besecker
                                 Title: Managing Member

                                 Address:

                                 500 North Gulph Road
                                 Suite 101
                                 King of Prussia, Pa. 19406

                                 EMERALD VENTURE CAPITAL I LP



                                 By: /S/Joseph E. Besecker
                                 -----------------------------------------------
                                 Name:  Joseph E. Besecker
                                 Title: President

                                 Address:
                                 1703 Oregon Pike
                                 Lancaster, PA. 17601


                                  /s/ Robert N. Verratti
                                  ----------------------------------------------
                                  Robert N. Verratti



                                  Address:

                                  13766 Sunset BLVD
                                  Pacific Palisades, CA. 90272




                                  /s/ George Haywood
                                  ----------------------------------------------
                                  George Haywood



                                  Address:
                                  642 Second Street
                                  Brooklyn, NY  11215